                                                                    Exhibit 3.27

                                                                         (STAMP)

                            (STATE OF DELAWARE LOGO)

                          OFFICE OF SECRETARY OF STATE

                                   ----------

     I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF NEW DYNEER CORPORATION FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF JUNE, A.D. 1986, AT 10 O'CLOCK A.M.

                               | | | | | | | | | |

(SEAL)


726175031                               /s/ Michael Harkins
                                        ----------------------------------------
                                        Michael Harkins, Secretary of State

                                        AUTHENTICATION: |0863744

                                                  DATE: 06/24/1986

                                   726175031

                                                                         (STAMP)

                          CERTIFICATE OF INCORPORATION

                                       OF

                             NEW DYNEER CORPORATION

          1. The name of the corporation is New Dyneer Corporation.

          2. The address of its registered office in the State of Delaware is c/o the Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          3. The nature of the business or purposes to be conducted or promoted is:

               To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          4. The aggregate number of shares which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00), amounting in the aggregate to One Thousand Dollars ($1,000.00).

          5. The name and mailing address of the incorporator are as follows:

Name                    Mailing Address
----                    ---------------
Craig L. Godshall   3400 Centre Square West
                    1500 Market Street
                    Philadelphia, PA 19102

          6. The corporation is to have perpetual existence.

          7. The board of directors of the corporation shall have the authority to make, alter, amend or repeal the bylaws of the corporation.

          I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand this 23rd day of June, 1986.

(STAMP)


                                        /s/ Craig L. Godshall
                                        ----------------------------------------
                                        Incorporator

                                                                         (STAMP)

14190                       (STATE OF DELAWARE LOGO)

                          OFFICE OF SECRETARY OF STATE

                                   ----------

     I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELANARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF NEW DYNEER CORPORATION FILED IN THIS OFFICE ON THE TWELFTH DAY OF AUGUST, A.D. 1986, AT 10 O'CLOCK A.M.

                               | | | | | | | | | |


(SEAL)                                 /s/ Michael Harkins
                                       -----------------------------------------
                                       Michael Harkins, Secretary of State

                                       AUTHENTICATION: |0912162
                                       DATE: 08/12/1986

726224009

                                                                         (STAMP)

                            CERTIFICATE OF AMENDMENT
                                       OF
                         CERTIFICATION OF INCORPORATION
                                       OF
                             NEW DYNEER CORPORATION

     New Dyneer Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), DOES HEREBY CERTIFY:

     FIRST: That by unanimous written consent of the Board of Directors of the Company dated August 12, 1986, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Company, declaring said amendment to be advisable and calling for approval of said proposed amendment by the stockholders of the Company. The resolution setting forth the amendment is as follows:

     RESOLVED, that it is hereby proposed that Article 1 of the Certificate of Incorporation of the Company be amended so that the same as amended would read as follows:

          "1. The name of the corporation is Dyneer Corporation (the 'Corporation')."

     SECOND: That thereafter, pursuant to resolutions of its Board of Directors, the proposed amendment was approved by the stockholders of the Company by written consent dated August 12, 1986.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                                                                         (STAMP)

     FOURTH: That the capital of the Company shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, the Company has caused its corporate seal to be hereunto affixed and this certificate to be signed by David E. Stoll, its Vice President - Finance and Administration, and by Lawrence K. Sandness, its Secretary, this 12th day of August, 1986.

                                        NEW DYNEER CORPORATION


                                        By: /s/ David E. Stoll
                                            ------------------------------------
                                            Vice President - Finance
                                            and Administration

[CORPORATE SEAL]


Attest: /s/ Lawrence K. Sandness
        --------------------------------
        Secretary

                                                                         (STAMP)